UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017
_______________

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-2816 (Commission File Number)	36-2090085 (IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2017, the Compensation Committee of Methode Electronics, Inc. (the "Company"), approved an amendment (the "Amendment") to the performance-based restricted stock awards (the "RSAs") outstanding under the Company's 2014 Omnibus Incentive Plan.

The number of RSAs earned will continue to be determined based on the Company's earnings before net interest, taxes, fixed asset depreciation and intangible asset amortization ("EBITDA") for fiscal 2020, subject to certain adjustments. The Threshold, Target and Maximum levels for Fiscal 2020 EBITDA will remain the same.

Pursuant to the Amendment, any positive EBITDA from acquisitions that close during fiscal 2019 or fiscal 2020 that are accretive in fiscal 2020 will be included for purposes of determining Fiscal 2020 EBITDA up to the Target level and shall be excluded for purposes of determining Fiscal 2020 EBITDA above the Target level. Previously, any positive EBITDA from acquisitions that closed during fiscal 2019 or fiscal 2020 would have been excluded.

A copy of the Amendment is filed as Exhibit 10.1 herewith and is incorporated by reference.

Item 9.01    Financial Statements And Exhibits.
(d)    Exhibits.
10.1    Form of First Amendment to Performance Based Restricted Stock Award Agreement dated as of July 19, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.
Date:	July 24, 2017	By:	/s/ John Hrudicka
John Hrudicka
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of First Amendment to Performance Based Restricted Stock Award Agreement dated as of July 19, 2017